Exhibit 10.15

Form of Letter Agreement, dated October 10, 2003, extending Multi Line Facility

OVERDRAFTS ARE REPAYABLE ON DEMAND.  WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

Date: 10 October, 2003

Private & Confidential
Dollar Financial UK Limited	Corporate Banking, East Midlands
Castlebridge Office Village	Radford House
9 Kirtley Drive	Radford Boulevard
Castle Marina	Nottingham
Nottingham	NG7 5QG
NG7 1LD

Telephone: 0115 900 2185

Dear Sirs

Group Overdraft Facility
Facility Limit: £ 0.00
Gross Limit: £ 3.750.000
Subsidiary(ies):	Cash a Cheque (South) Ltd Company No.
Cash a Cheque Holdings Great Britain Limited Company No.
Cash a Cheque Great Britain Limited Company No.
Fastcash Limited Company No.
Instant Cash Loans Limited Company No.
Cash Centres Limited Company No.

Facility Accounts:

Account Name	Account Numbers	Branch Details

Dollar Financial UK Limited		at Nottingham City Office (sorting code 608009)

Cash a Cheque (South) Limited		at Holborn Circus Branch (sorting code 560020)

Cash a Cheque Holdings Great Britain Limited		at Holborn Circus Branch (sorting code 560020)

Cash a Cheque Great Britain Limited		at Holborn Circus Branch (sorting code 560020)

Fastcash Limited		at St Albans Office (sorting code 601811)

Instant Cash Loans Limited		at Nottingham City Office (sorting code 608009)

Cash Centres Limited		at Bournemouth Branch (sorting code 560035)

1.              Limit

I write to advise that The Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc (the “Bank”) is agreeable to renewing the group overdraft facility on the Facility Accounts at the revised limits detailed above for a further period pending completion of the annual review.

The Royal Bank of Scotland plc is registered in Scotland No 90312

2.              Availability

(a)                                  The facility will continue to be repayable upon demand in accordance with normal banking practice.

(b)                                 Without prejudice to its overriding right to call for repayment on demand, it is the Bank’s present intention that the facility will be available until 01 November 2003. The facility will be reviewed on that date but may be extended by mutual agreement.

The Bank will always give notification of its intention to place a restriction on your ability to make drawings on the facility.

You may at any time advise us in writing that the facility is no longer required.

3.              Fee

No fee is payable on this occasion.

4.              Miscellaneous

(a)                                  Except as varied by this letter, the existing terms and conditions of the facility as detailed in the Facility Letter dated 20 January 2003 will continue to apply.

(b)                                 The terms and conditions of the facility will not be affected in any way by the Facility Accounts being allocated another account number by the Bank or being transferred to another branch, office or department of the Bank.

(c)                                  The Bank’s agreement to the addition (or removal) of Facility Accounts to/from the facility may be subject to these terms and conditions being suitably amended to the Bank’s satisfaction.

(d)                                 The Bank may change any of the terms and conditions of the facility by giving at least 30 days written notice to you.

We may at our action, treat continued usage of the facility as your acceptance (without amendment) of the terms and conditions of this letter.

Please do not hesitate to contact me if you require clarification of any of the overdraft terms and conditions.

Yours faithfully

For and on behalf of

The Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc

Mark Lewis
Senior Corporate Manager